CMA OHIO

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA OHIO MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-208,561,185	442,334,409	221,167,206	429,728,391	3,806,051		433,534,442
	Terry K. Glenn	-208,558,418	442,334,409	221,167,206	429,725,624	3,808,818		433,534,442
	Cynthia A. Montgomery	-208,562,311	442,334,409	221,167,206	429,729,517	3,804,925		433,534,442
	Charles C. Reilly	-208,546,392	442,334,409	221,167,206	429,713,598	3,820,844		433,534,442
	Kevin A. Ryan	-208,547,000	442,334,409	221,167,206	429,714,206	3,820,236		433,534,442
	Roscoe S. Suddarth	-208,571,733	442,334,409	221,167,206	429,738,939	3,795,503		433,534,442
	Richard R. West	-208,561,185	442,334,409	221,167,206	429,728,391	3,806,051		433,534,442
	Edward D. Zinbarg	-208,571,125	442,334,409	221,167,206	429,738,331	3,796,111		433,534,442

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-116,331,537	442,334,409	294,889,606	411,221,143	16,758,169	5,555,130	433,534,442
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-190,348,183	442,334,409	221,167,206	411,515,389	17,487,361	4,531,692	433,534,442
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG